Exhibit 10.27
173C-1 (11/98)
LEASE AMENDMENT SIX
(Short Extension of Term for Suite 850)
     THIS LEASE AMENDMENT SIX (“Amendment”) is made and entered into as of the 12th day of October, 2005, by and between CMD Realty Investment Fund IV, L.P., an Illinois limited partnership (“Landlord”) and IntercontinentalExchange, Inc., a Delaware corporation (“Tenant”).
     A. Landlord and Tenant are the current parties to that certain lease (“Original Lease”) dated June 8, 2000, for premises currently described as Suites 500 and 850 in the building (the “Building”) known as 2100 RiverEdge, located at 2100 RiverEdge Parkway, Atlanta, Georgia 30328 (the “Property”), which lease has heretofore been amended by documents described and dated as follows: Lease Amendment One dated April 30, 2001, Lease Term Adjustment Confirmation Letter dated August 2, 2001, Lease Amendment Two dated March 6, 2003, Lease Amendment Three dated September 10, 2003, Lease Amendment Four dated June 4, 2004 and Lease Amendment Five dated October 28, 2004 (collectively, and as amended herein, the “Lease”).
     B. The parties desire to extend the term of the Lease with respect to Suite 850 only on the terms and conditions hereinafter set forth.
     NOW THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows.
     1. Extension of Term; Early Termination. The term of the Lease is hereby modified (and reinstated to the extent that it may have heretofore expired), with respect to Suite 850 only, so as to extend for a period (the “Extended Term”) commencing on November 1, 2005 (“Extension Date”) and expiring on April 30, 2006 (the “New Suite 850 Expiration Date”), unless sooner terminated in accordance with its terms; provided, however, that Tenant may terminate the Lease early with respect to Suite 850 in the event that Landlord and Tenant enter into a lease amendment adding the sixth floor of the Building to the Premises under the Lease (the “Sixth Floor Amendment”). To exercise such termination right, Tenant shall give notice within thirty (30) days after execution and delivery of the Sixth Floor Amendment by both parties, such termination to be effective thirty (30) days after Landlord’s receipt of the termination notice (“Suite 850 Early Termination Date”).
     2. Base Rent and Additional Rent. Tenant shall pay Landlord base or monthly Base Rent in the amount of $[***] per month for the period from the Extension Date through the New Suite 850 Expiration Date. Commencing on the Extension Date, Tenant shall pay Tenant’s Share of increases in Expenses, Taxes and other such amounts, over the amount for the year 2004, and as otherwise provided in the Lease.
     3. Prorations. If the Extension Date or New Suite 850 Expiration Date or Suite 850 Early Termination Date occurs other than on the beginning or end of the applicable payment period under the Lease, Tenant’s obligations shall be prorated on a per diem basis (and Tenant shall remain liable for all rentals and charges accruing or relating to the period through the New Suite 850 Expiration Date or Suite 850 Early Termination Date, whether or not theretofore billed).

*** Certain information in this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     4. Other Terms. Except as provided to the contrary herein, all terms and conditions currently and hereafter in effect under the Lease shall remain in effect during the Extended Term.
     5. Real Estate Brokers. Tenant represents and warrants that Tenant has not dealt with any broker, agent or finder in connection with this Amendment except for PM Realty Group (representing Landlord) and CB Richard Ellis, Inc. (representing Tenant), and agrees to indemnify and hold Landlord, and its employees, agents and affiliates harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys’ fees) arising from any claims or demands of any other broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with this Amendment.
     6. Offer. The submission and negotiation of this Amendment shall not be deemed an offer to enter the same by Landlord. Tenant’s execution of this Amendment constitutes a firm offer to enter the same which may not be withdrawn for a period of fifteen (15) business days after delivery to Landlord. During such period, Landlord may proceed in reliance thereon, but such acts shall not be deemed an acceptance. Such acceptance shall be evidenced only by Landlord signing and delivering this Amendment to Tenant.
     7. Whole Amendment; Full Force and Effect; Conflicts. Section 7 of Lease Amendment Three is incorporated herein by reference.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

LANDLORD:	CMD REALTY INVESTMENT FUND IV, L.P. [SEAL]
an Illinois limited partnership
	By:	CMD/Fund IV GP Investments, L.P.,
an Illinois limited partnership, its general partner
		By:	CMD REIM IV, Inc., an Illinois corporation,
its general partner
			By:	CMD Realty Investors, an Illinois general
partnership, as agent
				By:	/s/ Allen D. Aldridge

Allen D. Aldridge
Senior Vice President

TENANT:	INTERCONTINENTALEXCHANGE, INC. [SEAL]
a Delaware corporation

	By:		/s/ Jeffrey C. Sprecher

	Name:		Jeffrey C. Sprecher

	Its:		Chairman and Chief Executive Officer

CERTIFICATE
     I, Daniel B. Kennedy, as Vice President, Administration of the aforesaid Tenant, hereby certify that the individual(s) executing the foregoing Lease on behalf of Tenant was/were duly authorized to act in his/their capacities as set forth above, and his/their action(s) are the action of Tenant.

(Corporate Seal)	/s/ Daniel B. Kennedy

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